Exhibit 99.4
                                                             Trenwick Group Ltd.

                               Trenwick Group Ltd.
                           List of non-Debtor Entities

Trenwick (Barbados) Ltd.
Trenwick Services Inc.
Trenwick America Reinsurance Corporation
The Insurance Corporation of New York
Chartwell Advisors Limited
Canterbury Financial Group Inc.
Trenwick Services Ltd.
Trenwick Guaranty Insurance Company Ltd.
LaSalle Re Limited
LaSalle Re (Services) Limited
LaSalle Re Corporate Capital Limited
LaSalle Re (Barbados) Limited
LaSalle (UK) Limited
Trenwick UK Holdings Limited
Trenwick Holdings Limited
Trenwick Underwriting Limited
Trenwick UK plc
ISIS Consulting Inc.
Bowman Loss Adjusters Ltd.
Castle Members Agents Limited
Archer Personal Lines Limited
Castle Underwriting Holdings Limited
Surveyors Direct Limited
Archer Dedicated plc
Adit Holdings Ltd.